EXHIBIT 21.1

FIRST BANCORP.

AS OF DECEMBER 31, 2017

Subsidiaries of the Registrant

Jurisdiction of
Name	Incorporation

FirstBank Puerto Rico	Puerto Rico

      First Federal Finance Limited Liability Company (D/B/A Money Express)

      First Express, Inc.

      FirstBank Overseas Corp.

      FirstBank Puerto Rico Securities  Corp.

      First Management of Puerto Rico, LLC

      SM Galeria Paseos SPV, LLC

      FB Las Iguanas Holding Corp.

Puerto Rico
U.S. Virgin Islands
Puerto Rico
Puerto Rico
Puerto Rico
Puerto Rico
Puerto Rico
FirstBank Insurance Agency, LLC	Puerto Rico